Exhibit (c)(3)(D) DISCUSSION MATERIALS PREMIUMS PAID ANALYSIS September 23, 2022

Summary of Premiums Paid Analysis – Premium to 52-Week High Premium to 52-Week High 40% US All-Cash Public Buyouts – Acquiror 8% >75% Ownership (excl. MLPs) 1% (14 Transactions) (11%) (17%) (22%) (81%) Min 25th Percentile Median Mean 75th Percentile Max Current Offer ($73.50) 1 Source: FactSet, Public disclosure, Wall Street research.

Disclaimer This document has been prepared by Intrepid Partners, L.L.C. (“Intrepid”), member FINRA and SIPC, for informational purposes only. You should not rely upon or use it to form the definitive basis for any decision or action whatsoever, with respect to any proposed transaction or otherwise. This document and any oral information provided in connection with this document, as well as any information derived by you from the information contained herein, is confidential and is for the intended recipient and cannot be redistributed, reproduced, disclosed or transmitted without prior written permission from Intrepid. If you are not the intended recipient of this document, please delete and destroy all copies immediately. Prices shown in this document are indicative only and Intrepid is not offering to buy or sell, or soliciting offers to buy or sell any financial instrument. This document is “as is”. Unless otherwise specified, the source for all graphs, charts, and other information is Intrepid. Intrepid’s databases are derived from various internal and external sources. Intrepid’s use of any information from external sources does not imply that it has independently verified or necessarily agrees with any of such information, and Intrepid has assumed and relied upon the accuracy and completeness of such information for purposes of this document. Neither Intrepid nor any of its affiliates or agents represents or warrants, expressly or impliedly, that the information provided herein, or any oral information provided in connection herewith, or any data it generates, is accurate or complete, and it should not be relied upon as such. Intrepid and its affiliates and agents expressly disclaim any and all liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information or any errors or omissions therein. Any data on past performance, modeling or back-testing or any other information contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing or any other information contained herein. All levels, prices and spreads are historical and do not represent current market levels, prices or spreads, some or all of which may have changed since the issuance of this document. All opinions, terms and estimates contained herein are preliminary and are based on financial, economic, market and other conditions prevailing as of the date hereof and are subject to change. Intrepid assumes no obligation or responsibility to update any of the information contained in this document to reflect any such changes. The value of any investment may fluctuate as a result of market changes. The information herein is not intended to predict actual results and no assurances are given with respect thereto. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. Intrepid and/or its affiliated companies may make a market or deal as principal in the securities mentioned in this document or in options or other derivatives based thereon. Intrepid may be on the opposite side of any orders executed for securities or financial instruments that are related to or the subject of this material. In addition, Intrepid, its affiliated companies, shareholders, directors, officers, and/or employees, including persons involved in preparation or issuance of this material, may from time to time have long or short positions in such securities or financial instruments, or in options, futures, or other derivative instruments based thereon. Intrepid and its affiliates and their respective officers, directors, partners and employees, including persons involved in the preparation or issuance of this document, may from time to time act as manager, co-manager, arranger or underwriter of an offering or otherwise, in the capacity of principal or agent, transact in, hold or act as market-maker or advisor, broker or commercial and/or investment banker in relation to the securities, instruments or related derivatives which are the subject of this document. This document does not constitute nor does it form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or instruments or an offer or recommendation to enter into any transaction described herein nor does this document constitute an offer or commitment to provide, syndicate, arrange or underwrite any financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. This document does not constitute and should not be considered as any form of financial opinion or recommendation by Intrepid or any of its affiliates. This document is not a research report nor should it be construed as such. IRS Circular 230 Disclosure: Intrepid and its affiliates do not provide tax advice. Please note that (i) any discussion of U.S. tax matters contained in this communication (including any attachments) cannot be used by you for the purpose of avoiding tax penalties; (ii) this communication was written to support the promotion or marketing of the matters addressed herein; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor. No action has been made or will be taken that would permit a public offering of the securities described herein in any jurisdiction in which action for that purpose is required. No offers, sales, resales, or delivery of the securities described herein or distribution of any offering material relating to such securities may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and which will not impose any obligation on Intrepid or any of its affiliates. This document does not disclose all the risks and other significant issues related to an investment in the securities described herein. Prior to transacting, potential investors should ensure that they fully understand the terms of the relevant securities and any applicable risks. The information contained herein is not intended to be distributed to any prospective or actual investors and, accordingly, may not be shown or given to any person other than the recipient, and is not to be forwarded to any other person (including any retail investor or customer), copied or otherwise reproduced or distributed to any such person in any manner whatsoever. Failure to comply with this directive can result in a violation of the Securities Act of 1933, as amended.